Exhibit 99.1

Sphere 3D Announces Private Placement Financing

SAN DIEGO, CA - May 8, 2019 - Sphere 3D Corp. (NASDAQ: ANY) reported that it has signed purchase agreements for a private placement of 340,000 common shares of the company for a gross purchase price of U.S. $680,000. The purchase price for one common share is U.S. $2.00. The transaction is anticipated to close on or about May 15, 2019 subject to customary closing conditions. The company intends to use the proceeds from the offering for general corporate and working capital purposes.

THIS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR ANY STATE THEREOF ABSENT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

About Sphere 3D

Sphere 3D Corp. (NASDAQ: ANY) delivers containerization, virtualization, and data management solutions via hybrid cloud, cloud and on-premise implementations through its global reseller network and professional services organization. Sphere 3D has a portfolio of brands, including HVE ConneXions, UCX ConneXions, and SnapServer® dedicated to helping customers achieve their IT goals. For more information, visit www.sphere3d.com. Follow us on Twitter @Sphere3D and @HVEconneXions

Safe Harbor Statement

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, our inability to obtain additional debt or equity financing; any increase in our cash needs; the company's ability to maintain listing with the NASDAQ Capital Market; market adoption and performance of our products; the level of success of our collaborations and business partnerships; possible actions by customers, partners, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in our periodic reports contained in our Annual Information Form and other filings with Canadian securities regulators (www.sedar.com) and in prior periodic reports filed with the United States Securities and Exchange Commission (www.sec.gov). Sphere 3D undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Contact:

Kurt Kalbfleisch

+1-858-495-4211

Investor.relations@sphere3d-overland.com